Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES SECOND QUARTER FISCAL YEAR 2006 RESULTS

RUTLAND, VERMONT (December 7, 2005)—Casella Waste Systems, Inc. (NASDAQ: CWST), a regional, non-hazardous solid waste services company, today reported financial results for the second quarter and first six months of its 2006 fiscal year.

Second Quarter Results

For the quarter ended October 31, 2005, the company reported revenues of $136.8 million, up $10.4 million, or 8.2 percent over the same quarter last year. The company’s net income per common share was $0.13, up $0.03 over the same quarter last year. Operating income for the quarter was $13.7 million, up $950,000, or 7.4 percent over the same quarter last year. Cash provided by operating activities in the quarter was $14.0 million, down $2.2 million, or 13.3 percent compared to the same quarter last year. The company’s earnings before interest, taxes, depreciation and amortization (EBITDA) were $30.6 million*, essentially unchanged from the same quarter last year.

For the six months ended October 31, 2005, the company reported revenues of $268.8 million. The company’s net income per common share was $0.22. Operating income for the six month period was $26.8 million. Cash provided by operating activities for the period was $36.6 million. The company’s earnings before interest, taxes, depreciation and amortization (EBITDA) were $59.8 million*.

Highlights of the Quarter

 “Our internal growth was solid, even taking into account the fuel and energy headwinds that everyone is facing,” John W. Casella, chairman and chief executive officer, said.

 “Business conditions continue to present a mixed set of challenges,” Casella said. “Margin improvement continues to be challenged mainly due to higher transportation and fuel costs.

“The company also began operating the Chemung County landfill during the quarter. This is a superb facility right in the heart of our western New York state market.

“The landfill’s current utilization rate is 120,000 tons of municipal solid waste (MSW) per year, and we’ve begun efforts to increase the facility’s capacity in accordance with the host community relationship and the public-private partnership,” Casella said.

The company said it also believes it will meet the low end of the range of its fiscal year 2006 EBITDA* guidance of $112.0 million to $116.0 million.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose free cash flow and earnings before interest, taxes, depreciation and amortization (EBITDA), which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies in the solid waste industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons we utilize these non-GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

More detailed financial results are contained in the tables accompanying this release.

Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal and recycling services primarily in the northeastern United States.

For further information, contact Richard Norris, chief financial officer; or Joseph Fusco, vice president; at (802) 775-0325, or visit the company’s website at http://www.casella.com.

The company will host a conference call to discuss these results on Thursday, December 8, 2005 at 10:00 a.m. ET. Individuals interested in participating in the call should dial 719-457-2659 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast. A replay of the call will be available by calling 719-457-0820 (conference code #2066499) before 11:59 p.m. ET, Thursday, December 15, 2005, or by visiting the company’s website.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are forward-looking statements. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: we may be unable to make acquisitions and otherwise develop additional disposal capacity; continuing weakness in general economic conditions may affect our revenues; increasing fuel costs may affect our cost of operations; we may be required to incur capital expenditures in excess of our estimates; and fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations. Other factors which could materially affect such forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission, including certain factors which could affect future operating results detailed in the Management’s Discussion and Analysis section in our Form 10-K for the fiscal year ended April 30, 2005.

(tables follow)

12/07/05

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of the Company’s total revenue attributable to services provided are as follows:

	Three Months Ended October 31,		Twelve Months Ended April 30,		Six Months Ended October 31,
	2004	2005	2004	2005	2004	2005
Collection	$62,156	$66,152	$226,841	$237,876	$123,846	$131,419
Landfill / disposal facilities	22,091	26,498	69,639	80,132	42,525	49,761
Transfer	11,520	11,913	38,830	41,862	23,116	23,562
Recycling	30,614	32,232	99,361	122,094	60,566	64,053
Total revenues	$126,381	$136,795	$434,671	$481,964	$250,053	$268,795

Components of revenue growth for the three months ended October 31, 2005 compared to the three months ended October 31, 2004:

		Percentage	Percentage
Solid Waste Operations (1)	Price	1.9%	5.3%
	Volume	1.7%	-0.4%
	Solid waste commodity price and volume	0.0%	0.0%
Total growth - Solid Waste Operations		3.6%	4.9%

FCR Operations (1)	Price	-0.9%	2.0%
	Volume	4.2%	3.3%
Total growth - Recycling Operations		3.3%	5.3%

Rollover effect of acquisitions (as a percentage of total revenue)		3.0%	3.2%

Divestitures (as a percentage of total revenue)			-0.3%

Total revenue growth		6.4%	8.2%

(1) - Calculated as a percentage of segment revenues.

Solid Waste Internalization Rates by Region:

	Three Months Ended October 31,		Twelve Months Ended April 30,		Six Months Ended October 31,
	2004	2005	2004	2005	2004	2005
North Eastern region	58.9%	54.5%	56.9%	57.9%	57.9%	57.7%
South Eastern region	49.0%	53.9%	47.7%	51.6%	51.6%	52.7%
Central region	79.8%	79.2%	79.5%	80.0%	80.0%	78.7%
Western region	36.6%	42.2%	34.5%	40.8%	40.8%	41.7%
Solid waste operations	55.0%	57.7%	53.2%	56.8%	56.8%	57.3%

US GreenFiber (50% owned) Financial Statistics:

	Three Months Ended October 31,		Twelve Months Ended April 30,		Six Months Ended October 31,
	2004	2005	2004	2005	2004	2005
Revenue	$35,638	$42,934	$116,057	$136,409	$68,873	$74,538
Net Income	1,988	3,026	4,523	5,767	1,854	2,886
Cash flow from operations	3,273	5,456	3,944	15,101	6,269	9,965
Net working capital changes	(94)	686	(5,810)	3,478	1,664	3,596
EBITDA	$3,367	$4,770	$9,754	$11,623	$4,605	$6,369

As a percentage of revenue:

Net income	5.6%	7.0%	3.9%	4.2%	2.7%	3.9%
EBITDA	9.4%	11.1%	8.4%	8.5%	6.7%	8.5%

Breakdown of Growth versus Maintenance Capital Expenditures (1):

	Three Months Ended October 31, 2005	Twelve Months Ended April 30,		Six Months Ended October 31, 2005
Growth Capital Expenditures:		116,057	136,409
Landfill Development	$10,342	4,523	5,767	$18,601
Pinetree Landfill	—	3,944	15,101	—
Boston MRF Building	—	9,754	11,623	5,998
Other	595	9,754	11,623	1,279
Total Growth Capital Expenditures	10,937			25,878

Maintenance Capital Expenditures:
Vehicles, Machinery / Equipment and Containers	7,769			21,495
Landfill Construction	8,470			12,782
Facilities	2,678			3,755
Other	430			989
Total Maintenance Capital Expenditures	19,347			39,021

Total Capital Expenditures	$30,284			$64,899

(1) The Company’s capital expenditures are broadly defined as pertaining to either growth or maintenance activities.  Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities.  Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities.  Growth capital expenditures also include those outlays associated with acquiring landfill operating leases, which do not meet the operating lease payment definition, but which were included as a commitment in the successful bid.  Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals and replacement costs for equipment due to age or obsolescence.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except amounts per share)

	Three Months Ended		Three Months Ended		Six Months Ended
	January 31, 2004		October 31, 2004	October 31, 2005	October 31, 2004	October 31, 2005

Revenues	$104,558	100.0%	$126,381	$136,795	$250,053	$268,795

Operating expenses:
Cost of operations	67,804	64.8%	79,385	88,043	157,663	173,630
General and administration	14,733	14.1%	16,370	18,132	31,885	35,350
Depreciation and amortization			17,575	16,914	34,798	33,047
Deferred costs	14,614	14.0%	295	—	295	—
	97,151	92.9%	113,625	123,089	224,641	242,027

Operating income	7,407	7.1%	12,756	13,706	25,412	26,768

Other expense/(income), net:
Interest expense, net	6,278	6.0%	7,240	7,821	14,327	15,172
Income from equity method investments	(1,171)	-1.1%	(994)	(1,513)	(927)	(1,443)
Other (income)/expense	(343)	-0.3%	220	(133)	751	(83)

	4,764	4.6%	6,466	6,175	14,151	13,646
Income from continuing operations before income taxes and discontinued operations	2,643	2.5%	6,290	7,531	11,261	13,122
Provision for income taxes	1,153	1.1%	2,805	3,374	5,014	5,857

Income from continuing operations before discontinued operations	1,490	1.4%	3,485	4,157	6,247	7,265

Discontinued Operations:
Income from discontinued operations, net of income taxes			59	—	140	—
Loss on disposal of discontinued operations, net of income taxes			(150)	—	(150)	—

Net income			3,394	4,157	6,237	7,265

Preferred stock dividend	818	0.8%	832	854	1,670	1,704

Net income available to common stockholders			$2,562	$3,303	$4,567	$5,561

Common stock and common stock equivalent shares outstanding, assuming full dilution	24,795		25,003	25,358	25,040	25,277

Net income per common share before discontinued operations	$0.03		$0.11	$0.13	$0.18	$0.22

Net income per common share			$0.10	$0.13	$0.18	$0.22

EBITDA (1)	$22,021	21.1%	$30,626	$30,620	$60,505	$59,815

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	April 30, 2005	October 31, 2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,578	$7,579
Restricted cash	70	71
Accounts receivable - trade, net of allowance for doubtful accounts	51,726	57,832
Other current assets	9,009	11,264

Total current assets	69,383	76,746

Property, plant and equipment, net of accumulated depreciation	412,753	453,628
Goodwill	157,492	169,610
Intangible assets, net	2,711	3,308
Restricted cash	12,124	12,253
Investments in unconsolidated entities	37,699	37,691
Other non-current assets	20,292	16,570

	$712,454	$769,806

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$281	$769
Current maturities of capital lease obligations	632	1,025
Accounts payable	46,107	43,700
Other accrued liabilities	45,734	42,267
Total current liabilities	92,754	87,761

Long-term debt, less current maturities	378,436	425,479
Capital lease obligations, less current maturities	1,475	2,274
Other long-term liabilities	33,043	39,425

Series A redeemable, convertible preferred stock	67,964	68,702

Stockholders’ equity	138,782	146,165

	$712,454	$769,806

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

		Six Months Ended
		October 31, 2004	October 31, 2005
	Cash Flows from Operating Activities:
	Net income	$6,237	$7,265
	Adjustments to reconcile net income to net cash provided by operating activities -
	Depreciation and amortization	34,798	33,047
	Depletion of landfill operating lease obligations	2,588	2,974
	Loss on disposal of discontinued operations, net	150	—
	Income from equity method investment	(927)	(1,443)
	Deferred costs	295	—
	Loss on sale of equipment	113	41
	Deferred income taxes	3,701	3,993
	Changes in assets and liabilities, net of effects of acquisitions and divestitures	(11,109)	(9,273)
		29,609	29,339
	Net Cash Provided by Operating Activities	35,846	36,604
	Cash Flows from Investing Activities:
	Acquisitions, net of cash acquired	(5,040)	(15,507)
Additions to property, plant and equipment	- Growth	(10,289)	(25,878)
	- Maintenance	(32,144)	(39,021)
	Payments on landfill operating lease contracts	(17,326)	(5,869)
	Proceeds from divestitures	3,050	—
	Other	1,546	1,191
	Net Cash Used In Investing Activities	(60,203)	(85,084)
	Cash Flows from Financing Activities:
	Proceeds from long-term borrowings	83,950	111,672
	Principal payments on long-term debt	(63,052)	(64,807)
	Proceeds from exercise of stock options	224	616
	Net Cash Provided by Financing Activities	21,122	47,481
	Net decrease in cash and cash equivalents	(3,235)	(999)
	Cash and cash equivalents, beginning of period	8,007	8,578
	Cash and cash equivalents, end of period	$4,772	$7,579

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

Unaudited

(In thousands)

Note 1:   In the fourth quarter of fiscal 2003, we entered into negotiations with former employees for the transfer of our commercial recycling and domestic brokerage businesses. The commercial recycling business had been accounted for as a discontinued operation since fiscal 2001.  Due to the nature of the transfer transaction, we could not retain historical discontinued accounting treatment for this operation. Therefore the commercial recycling business’ operating results have been reclassified from discontinued to continuing operations for the three and twelve months ended April 30, 2003. Also in connection with the discontinued accounting treatment recorded in fiscal 2001, estimated future losses from this operation were classified as losses from discontinued operations. This amount has been reclassified and offset against actual losses from operations for the three and twelve months ended April 30, 2003.

Note 1:   The company divested the assets of Data Destruction Services, Inc. (Data Destruction) during the quarter ended October 31, 2004.  The transaction required discontinued operations treatment under SFAS No. 144, therefore the operating results of Data Destruction have been reclassified from continuing to discontinued operations for the quarter and six months ended October 31, 2004.

Note 1:   Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose EBITDA (earnings before interest, taxes, depreciation and amortization, deferred costs and impairment charge) and Free Cash Flow, which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP.  Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Following is a reconciliation of EBITDA to Cash Provided by Operating Activities:

	Three Months Ended		Six Months Ended
	October 31, 2004	October 31, 2005	October 31, 2004	October 31, 2005

Cash Provided by Operating Activities	$16,133	$13,983	$35,846	$36,604

Changes in assets and liabilities, net of effects of acquisitions and divestitures	7,310	9,335	11,109	9,273
Deferred income taxes	(1,946)	(2,272)	(3,701)	(3,993)
Income from discontinued operations	(59)	—	(140)	—
Provision for income taxes	2,805	3,374	5,014	5,857
Interest expense, net	7,240	7,821	14,327	15,172
Depletion of landfill operating lease obligations	(1,241)	(1,545)	(2,588)	(2,974)
Other (expense) income, net	384	(76)	638	(124)
EBITDA	$30,626	$30,620	$60,505	$59,815

Following is a reconciliation of Free Cash Flow to Cash Provided by Operating Activities:

		Three Months Ended October 31, 2005	Six Months Ended October 31, 2005

EBITDA		$30,620	$59,815
Add (deduct):	Cash interest	(12,546)	(12,823)
	Capital expenditures	(30,284)	(64,899)
	Cash taxes	(531)	(1,059)
	Depletion of landfill operating lease obligations	1,545	2,974
	Change in working capital, adjusted for non-cash items	(4,098)	(10,894)

FREE CASH FLOW		(15,294)	(26,886)

Add (deduct):	Capital expenditures	30,284	64,899
	Other	(1,007)	(1,409)
Cash Provided by Operating Activities		$13,983	$36,604